Exhibit 99.1

                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077



For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

        Transaction Systems Architects Strengthens Management Team With
          Appointment of David R. Bankhead as Chief Financial Officer

(OMAHA, Neb. -- July 15, 2003) -- Transaction Systems Architects, Inc. (Nasdaq:
TSAI), a leading global provider of enterprise e-payments and e-commerce software, announced today the appointment of David R. Bankhead as Senior Vice President, Chief Financial Officer and Treasurer. Previously, Mr. Bankhead has served as a public company CFO on four separate occasions including CFO of Hogan Systems, Inc. A 30-year financial management veteran, Mr. Bankhead will be responsible for managing and strengthening TSA's financial, tax and accounting functions.

"We are delighted to welcome David Bankhead as new CFO," said Greg Derkacht, President and CEO. "With more than 30 years of financial experience, David has helped design and implement financial control and management information systems at a variety of companies. He also has extensive experience in overseeing international operations, tax management, and acquisitions and divestitures. We believe that David's international experience and strong understanding of software businesses with a focus in the financial services industry will be a significant asset for TSA."

Dwight G. Hanson, the Company's current CFO, will continue with the Company and serve as Senior Vice President - Corporate Planning and Analysis with responsibilities relating to budgeting and forecasting.


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About Transaction Systems Architects, Inc.

The Company's software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company's solutions are used on more than 1,640 product systems in 71 countries on six continents.

Forward-Looking Statements

Any statements in this press release regarding projected results are preliminary and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, this press release may contain other forward-looking statements including statements regarding Transaction Systems Architects, Inc.'s ("TSA"), its subsidiaries or third parties' expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect. The forward-looking statements in this press release are subject to a variety of risks and uncertainties. Actual results could differ materially.